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                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022





January 13, 1998





Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey 07004

Ladies and Gentlemen:

We have acted as counsel for Prime Hospitality Corp. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 14, 1998 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 2,384,431 shares of common stock, par value $0.01 per share (the "Shares"), 1,895,000 of which are issuable upon the exercise of stock options granted or to be granted under the Company's 1995 Employee Stock Option Plan, 100,000 of which are issuable upon the exercise of stock options granted or to be granted under the Company's 1995 Non-Employee Director Stock Option Plan, and 389,431 of which are issuable upon the exercise of outstanding stock options under the Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan (collectively, the "Plans").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we are of the opinion that, with respect to the Shares to be originally issued, such Shares, when duly sold, issued and paid for in accordance with the terms of the Plans, will be duly authorized and validly issued and will be fully paid and nonassessable.

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Prime Hospitality Corp.
January 13, 1998
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,


/s/ Willkie Farr & Gallagher